UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2013

DIGITAL ANGEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 STATE STREET, SUITE 214 NEW LONDON, CONNECTICUT	06320
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-900-0776

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed, under the terms of the Stock Purchase Agreement related to the sale of 100%  of the outstanding capital stock of Destron Fearing Corporation between Allflex USA, Inc. and Digital Angel Corporation (the “Company”), $2.5 million of the purchase price payable to the Company was placed in an escrow fund, from which $59,275.33 was previously released to Allflex to cover certain agreed expenses, leaving a current balance of approximately $2.44 million remaining in escrow.  The escrow agreement provides for a January 22, 2013 release of funds.  On January 17, 2013, the Company received a formal updated notice of a claim under the purchase agreement from Allflex alleging that certain implantable chips supplied to an overseas customer were defective and stating that Allflex’s claim against the funds held in escrow is $2.453 million.  The Company  believes that Allflex’s claims are not recoverable from the escrow pursuant to the terms of the purchase agreement and therefore intends to vigorously dispute this claim.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION
Date: January 22, 2013

By:	/s/ Lorraine Breece
Name:	Lorraine Breece
Title:	Chief Financial Officer